Eden Bioscience Announces Second Quarter 2005 Financial Results

BOTHELL, WA -- 07/26/2005 -- Eden Bioscience Corporation (NASDAQ: EDEN), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its second quarter ended June 30, 2005.

Product sales, net of sales allowances, for the second quarter of 2005 were $1,677,000, which compares to net product sales of $290,000 in the same period of 2005. Net loss in the second quarter of 2005 was $1.4 million, or $0.06 per weighted average common share, compared to a net loss of $2.0 million, or $0.08 per weighted average common share, in the second quarter of 2004. Per-share loss amounts for the quarters are based on weighted average common shares of 24.4 million in 2005 and 2004.

"We are glad to report that our second quarter sales to distributors have surpassed first quarter sales. This performance is a result of revenue from new products and increased sales of our existing product line. Fifty-eight percent of year-to-date revenue has been derived from new products. Sales of Messenger products to distributors increased substantially in both US and non-US markets. Our second quarter sales are up 479% compared to the same quarter of last year and our year-to-date sales are up 463% over the comparable period in 2004. Our second quarter sales in the US are up over 600% compared to the same quarter of last year and up 456% year-to-date over the comparable period in 2004. Sales outside the US are up 200% for the quarter just completed compared to the same quarter in 2004 and up 494% year-to-date over the comparable period in 2004. Sales of our Home & Garden products are up 114% in the second quarter of 2005 compared to 2004 and up 119% for the first six months of 2005 compared to 2004," said Rhett Atkins, President and CEO. "We have had a good second quarter and first half because we now have a portfolio of Harp-N-Tek products. Our year-to-date sales among the various elements of our portfolio were well balanced with Messenger products contributing 28% of total sales, ProAct 25%, N-Hibit 23%, Home & Garden 12% and other products 12%."

Cash and investments as of June 30, 2005 totaled $9.3 million, compared with $9.9 million at March 31, 2005 and $11.9 million at December 31, 2004.

Conference Call

Eden Bioscience will host a live conference call and Web cast to discuss its second quarter 2005 financial results on Tuesday, July 26, 2005 at 5 p.m. Eastern Time (2 p.m. Pacific Time), featuring remarks by Rhett Atkins, President and CEO, and Brad Powell, CFO. The live Web cast and replay of the call will be available until August 5, 2005 at www.edenbio.com/in/inmain.html.

About Eden Bioscience

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 3830 Monte Villa Parkway, Suite 100, Bothell, WA 98021-7266, 425-806-7300; www.edenbio.com.

(c) 2005 Eden Bioscience Corporation. Messenger® and Eden Bioscience® are registered trademarks of Eden Bioscience Corporation.

FORWARD-LOOKING STATEMENTS: Certain statements contained in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company's actual results include, among others, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company's financial results is included in Eden Bioscience's most recent annual report on Form 10-K and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

               EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Unaudited)

                                              June 30,         December 31,
                                                 2005               2004
                                            ------------      ------------
                   ASSETS
Current assets:
    Cash and cash equivalents                $ 9,276,094      $ 11,860,385
    Accounts receivable, net of
     sales allowances                            561,835            39,946
    Inventory                                  3,919,826         3,487,586
    Prepaid expenses and other current
     assets                                      407,081           498,670
                                            ------------      ------------
      Total current assets                    14,164,836        15,886,587
Property and equipment, net                   12,267,847        13,887,573
Other assets                                   1,555,501         1,561,902
                                            ------------      ------------
      Total assets                          $ 27,988,184      $ 31,336,062
                                            ============      ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                        $    274,787      $    190,648
    Accrued liabilities                        1,047,659         1,206,411
    Current portion of accrued
     loss on facility subleases                  492,919           507,748
    Current portion of capital
     lease obligations                             3,785            11,572
                                            ------------      ------------
      Total current liabilities                1,819,150         1,916,379
Accrued loss on facility
 subleases, net of current portion             1,800,336         2,037,613
Capital lease obligations,
 net of current portion                                -               761
Other long-term liabilities                      810,884           771,934
                                            ------------      ------------
      Total liabilities                        4,430,370         4,726,687
                                            ------------      ------------

Commitments and contingencies

Shareholders' equity:
    Preferred stock, $.01 par value,
     10,000,000 shares authorized;
     no shares issued and outstanding
     at June 30, 2005 and
     December 31, 2004                                 -                 -
    Common stock, $.0025 par value,
     100,000,000 shares authorized;
     issued and outstanding shares -
     24,395,870 shares at June 30, 2005
     and 24,381,870 shares at
     December 31, 2004                            60,990            60,955
    Additional paid-in capital               132,541,547       132,535,982
    Accumulated other comprehensive
     loss                                        (16,348)          (37,675)
    Accumulated deficit                     (109,028,375)     (105,949,887)
                                            ------------      ------------
      Total shareholders' equity              23,557,814        26,609,375
                                            ------------      ------------
      Total liabilities and
       shareholders' equity                 $ 27,988,184      $ 31,336,062
                                            ============      ============

             EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Unaudited)

                        Three Months Ended             Six Months Ended
                             June 30,                      June 30,
                         2005          2004          2005           2004
                    ------------  ------------  ------------  ------------

Product sales, net
 of sales
 allowances         $  1,677,463  $    289,937  $  2,831,949  $    503,338

Operating expenses:
  Cost of goods
   sold                  646,042       492,896     1,174,359     1,150,893
  Research and
   development           979,531       720,878     1,905,848     1,397,187
  Selling, general
   and administrative  1,514,786     1,117,869     2,969,490     2,394,567
                    ------------  ------------  ------------  ------------
    Total operating
     expenses          3,140,359     2,331,643     6,049,697     4,942,647
                    ------------  ------------  ------------  ------------
    Loss from
     operations       (1,462,896)   (2,041,706)   (3,217,748)   (4,439,309)
                    ------------  ------------  ------------  ------------

Other income (expense):
  Interest income         71,421        46,696       139,726        98,619
  Interest expense          (185)         (571)         (466)       (1,290)
                    ------------  ------------  ------------  ------------
    Total other
     income               71,236        46,125       139,260        97,329
                    ------------  ------------  ------------  ------------

    Loss before
     income taxes     (1,391,660)   (1,995,581)   (3,078,488)   (4,341,980)
Income taxes                   -             -             -             -
                    ------------  ------------  ------------  ------------
    Net loss        $ (1,391,660) $ (1,995,581) $ (3,078,488) $ (4,341,980)
                    ============  ============  ============  ============

Basic and diluted
 net loss per
 share              $      (0.06) $      (0.08) $      (0.13) $      (0.18)
                    ============  ============  ============  ============

Weighted average
 shares outstanding
 used to compute
 net loss per share   24,391,255    24,368,875    24,386,562    24,365,432
                    ============  ============  ============  ============

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2135
fax: 425-806-7400
investorinfo@edenbio.com